1140 Pearl Street, Boulder, Colorado 80302

FOR RELEASE April 24, 2008 at 6:00 AM EDT
Contacts:
Jill Bertotti
Allen & Caron Inc
jill@allencaron.com
(949) 474-4300

Incentra Solutions Sets Date For First Quarter
Results Release And Conference Call

Boulder, CO— April 24, 2008— Incentra Solutions, Inc. (OTCBB: ICNS) will report its financial results for the first quarter ended March 31, 2008, at 6:00 a.m. Eastern Time on Thursday,
May 1, and will host a conference call at 11:30 a.m. Eastern Time that same day.

Conference Call
Toll free dial-in number:  1-800-762-8908
International dial-in number: 1-480-629-9031

Webcast
A live webcast and one-year archive of the call can be accessed at:
www.incentrasolutions.com.

About Incentra Solutions, Inc.
Incentra Solutions, Inc. (www.incentrasolutions.com) (OTCBB:ICNS) is a provider of complete IT solutions and services to enterprises and managed service providers in North America and Europe. Incentra’s complete solution includes managed services, professional services, hardware and software products with the Company’s First Call and Enhanced First Call support services, IT outsourcing solutions and financing options.

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